SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2002

EQUITY OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-13115 (Commission File Number)	36-4151656 (IRS Employer Identification Number)

Two North Riverside Plaza Suite 2100 Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

Registrant’s telephone number, including area code: (312) 466-3300

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

Equity Office Properties Trust announced on July 29, 2002 a common share repurchase program under which the company may purchase up to $200 million of its common shares over the next 12 months, at the discretion of its management. Management intends to initially execute $100 million of this share repurchase program, as market conditions warrant, and will evaluate the balance of the program at a later date. The common shares may be repurchased in the open market or privately negotiated transactions.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  EQUITY OFFICE PROPERTIES TRUST

Date: July 30, 2002	By: /s/ Richard D. Kincaid Richard D. Kincaid Executive Vice President, Chief Operating Officer and Chief Financial Officer

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